EXHIBIT 23.1
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Retirement Savings Plan of Sport Chalet, Inc. of our reports (a) dated May 15, 2003, with respect to the financial statements of Sport Chalet, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2003 and (b) dated June 16, 2003, with respect to the financial statements and schedule of the Sport Chalet, Inc. Employee Retirement Savings Plan included in the Plan's Annual Report (Form 11-K), for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP

Los Angeles, California
August 4, 2003